Exhibit 21.1
COOPER CAMERON CORPORATION — SUBSIDIARIES & JOINT VENTURES
(Active As of December 31, 2005)

	% Owned		State/Country of
	By	% Owned	Incorporation or
Cooper Cameron Corporation (Delaware) — Parent	Subsidiary	By CCC	Organization
1 - Cameron Algerie (1 share owned by CCPEGI)		100%	Algeria
1 - Cameron Al Rushaid Ltd.		50%	Saudi Arabia
1 - Cameron Argentina S.A.I.C. (122,700 shares owned by CCPEGI)	Less than 1%	100%	Argentina
1 - Cameron Gabon, S.A. (1 share owned by Chairman)		100%	Gabon
1 - Cameron Offshore Systems Nigeria Limited		100%	Nigeria
1 - Cameron Services Middle East LLC (Joint Venture)		24%	Oman
1 - Cameron Venezolana, S.A. — (51% owned by CCPEGI)		100%	Venezuela
2 - Cameron Remanufacturas, C.A.	100%		Venezuela
1 - Cameron Angola — Prestaçao de Serviços, Limitada — (1 share owned by CCPEGI)		100%	Angola
1 - Compression Services Company		100%	Ohio, USA
1 - Cooper Cameron Foreign Sales Company Ltd.		100%	Barbados
1 - Cooper Cameron International Holding Corp. (CESI has partial interest)	8.36%	91.64%	Nevada, USA
2 - Cooper Cameron Holding (Cayman) Limited	100%		Grand Cayman
3 - Cameron Australasia Pty. Ltd.	100%		Australia
4 - Cooper Cameron Valves Australia Pty. Ltd.	100%		Australia
3 - Cooper Cameron Campex Limited	80.1%		Grand Cayman
4 - ShanDong Cooper Cameron Petroleum Equipment Pte Ltd (10-12-2004)	100%		China
3 - Cooper Cameron do Brasil Ltda. (1 share owned by CC (Lux) SARL)	100%		Brazil
4 - On/Off Manufatura e Comercio de Vavulas Ltda.	100%		Brazil
3 - Cooper Cameron (Trinidad) Limited	100%		Trinidad and Tobago
3 - Cooper Cameron (Gibraltar) Limited	100%		Gibraltar
4 - Cooper Cameron Holding (Luxembourg) SARL	100%		Luxembourg
5 - Cooper Cameron (Luxembourg) SARL	100%		Luxembourg
6 - Cameron GmbH	100%		Germany
6 - Cooper Cameron Valves Italy Srl.	100%		Italy
6 - Cameron Ireland Limited	100%		Ireland
6 - Dresser Flow Solutions Trading e Servicos LDA	55%		Portugal
7 - Dresser Flow Solutions (Nigeria Limited)	70%		Nigeria
6 - Cooper Cameron Netherlands B.V. (11-2004)	100%		Netherlands
7 - CCC Euro Automation Center BV	100%		Netherlands
7- Sterom S.A.	100%		Romania
6- Cooper Cameron Holding (Dutch) B.V.	100%		Netherlands
7- Cooper Cameron Canada Corporation	100%		Canada/Nova Scotia
8 - Ed’s Wellhead Supply (2005) Ltd.	100%		Canada/Alberta
8 - St. Clair Valve Techniques Limited	100%		Canada/Ontario
6 - Cooper Cameron Holding (U.K.) Limited	100%		United Kingdom
7 - Cameron France, S.A.S.	100%		France
7 - Cooper Cameron (U.K.) Limited	100%		United Kingdom
8 - Cooper Cameron (U.K.) Investments Limited	100%		United Kingdom
9 - Flow Link Systems Private Ltd.	45.5%		India
9 - Nutron Manufacturers (India) Private Limited	100%		India
9 - Flow Control-Tati Production Sdn. Bhd.	49%		Malaysia
9 - Nutron Flow Control International (Malaysia) Sdn. Bhd.	100%		Malaysia
8 - Cameron Offshore Engineering Limited	100%		United Kingdom
8 - Cooper Cameron Pensions Limited	100%		United Kingdom
8 - Cameron Integrated Services Limited	100%		United Kingdom
8 - International Valves Limited	100%		United Kingdom
7 - Cooper Cameron Holding B.V.	100%		Netherlands
8 - Cooper Energy Services B.V.	100%		Netherlands
8 - Cameron B.V.	100%		Netherlands
8- Cooper Cameron Holding (Norway) AS	100%		Norway
9 - Cameron Norge AS	100%		Norway

	% Owned		State/Country of
	By	% Owned	Incorporation or
Cooper Cameron Corporation (Delaware) — Parent	Subsidiary	By CCC	Organization
3 - Cooper Cameron (Singapore) Pte. Ltd.	100%		Singapore
4 - Riyan Cameron (B) Sendirian Berhad	100%		Brunei
1 - Cooper Cameron (Holding) Corp.		100%	Nevada, USA
2 - Cooper — Texgas Ltd. (1 share owned by Compression Services Co.)	50%		Colombia
2- NuFlo Technologies, Inc.	100%		Delaware, USA
3 - Nuflo Technologies Canada Ltd.	100%		Alberta, CA
3 - Barton Instrument Systems Limited	100%		England & Wales
3 - NuFlo Finance and Royalty Company	100%		Delaware, USA
3 - NuFloTechnologies Sales Company	100%		Delaware, USA
1 - OPE, Inc.		33%	Texas, USA
1 - OPE International, L.P.		33%	Texas, USA
1 - Sequel Holding, Inc.		100%	Delaware, USA
1 - Petreco International Inc. (partially owned by Sequel Holding, Inc.)	51%	49%	Delaware, USA
2 - Petreco-KCC Holding, Inc.	100%		Delaware, USA
3 - Petreco-KCC Limited	100%		United Kingdom
2 - Petreco International Limited	100%		United Kingdom
3 - KCC Group Limited	100%		United Kingdom
4 - Petreco International (Middle East) Limited	100%		United Kingdom
4 - KCC Process Equipment Limited	100%		United Kingdom
5 - RJB Engineering (UK) Limited	100%		United Kingdom
4 - KCC Resources (Jersey) Limited	100%		Jersey
2 - Petreco Canada Inc.	100%		Canada/Alberta
1 - Cooper Cameron Corporation Nigeria Limited		60%	Nigeria
1 - Cooper Cameron S.R.L.		100%	Italy
1 - Cooper Energy Services de Venezuela, S.A.		100%	Venezuela
1 - Cooper Energy Services International, Inc. (CESI)		100%	Ohio, USA
2 - Canada Tiefbohrgeräte und Maschinenfabrik GmbH (1 share owned by CCPEGI)	100%		Austria
1 - Cooper Cameron de Mexico S.A. de C.V. (1 share owned by CCPEGI)		100%	Mexico
1 - Cooper Cameron Petroleum Equipment Group, Inc. (CCPEGI)		100%	Delaware, USA
1 - Cooper Turbocompressor, Inc.		100%	Delaware, USA
1 - Wellhead Services, Inc.		100%	Nevada, USA
2 - Cooper Cameron (Malaysia) Sdn Bhd**	49%		Malaysia
3 - Cooper Cameron Valves Singapore Pte. Ltd.	100%		Singapore
4 - Cooper Cameron Corporation Sdn Bhd	70%		Malaysia
4 - PCC Bumi Flow Technologies Sdn. Bhd.	49%		Malaysia

**	Local Malaysian law requires that a majority of stock be owned by local residents.

Attorney/agents hold 51% of stock on CCC’s behalf.

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